Exhibit (d.5)

SCHEDULE A

Master Advisory Fee Waiver Agreement for iShares Trust

(Amended as of March 23-24, 2016)

(all percentages are expressed as a percentage of average daily net assets)

Fund	Advisory Fee Waiver	Last Day of Term
iShares MSCI All Country Asia ex Japan ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	November 30, 2016

iShares Emerging Markets Infrastructure ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	July 31, 2017

iShares iBonds Sep 2016 Term Muni Bond ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.18%.	Upon the termination date of the fund

iShares iBonds Sep 2017 Term Muni Bond ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.18%.	Upon the termination date of the fund

iShares iBonds Sep 2018 Term Muni Bond ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.18%.	Upon the termination date of the fund

iShares iBonds Sep 2019 Term Muni Bond ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.18%.	Upon the termination date of the fund

iShares iBonds Sep 2020 Term Muni Bond ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.18%.	Upon the termination date of the fund

iShares iBonds Dec 2021 Term Muni Bond ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.18%.	Upon the termination date of the fund

iShares iBonds Dec 2022 Term Muni Bond ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.18%.	Upon the termination date of the fund

iShares National Muni Bond ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	June 30, 2021

iShares 0-5 Year High Yield Corporate Bond ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.30%.	February 28, 2019

iShares 0-5 Year TIPS Bond ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.10%.	February 28, 2019

iShares J.P. Morgan USD Emerging Markets Bond ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.40%.	February 28, 2018

iShares MSCI ACWI ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	November 30, 2016

iShares MSCI ACWI ex U.S. ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	November 30, 2016

iShares Core MSCI Total International Stock ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	November 30, 2016

iShares Currency Hedged MSCI EAFE ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.

In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in the iShares MSCI EAFE ETF (EFA) (and those assets used to hedge the currencies in which securities in EFA are denominated against the U.S. dollar) such that it is equal to the equal to the total annual fund operating expenses after fee waiver of EFA plus 0.03%.

November 30, 2020

iShares Currency Hedged MSCI Germany ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	December 31, 2020

iShares Currency Hedged MSCI Japan ETF

With respect to the Fund, an amount equal to the Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to the Fund’s investments in other series of iShares Trust and iShares, Inc., provided that the waiver be no greater than the Fund’s management fee (0.53%).

With respect to the Fund, an additional amount such that the Fund’s total annual fund operating expenses after fee waiver will be equal to the greater of Acquired Fund Fees and Expenses or 0.48%.

December 31, 2020

iShares Currency Hedged MSCI Eurozone ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Eurozone ETF (EZU).

In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in EZU (and those assets used to hedge the currencies in which securities in EZU are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of EZU plus 0.03%.

December 31, 2020

iShares Currency Hedged MSCI ACWI ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI ACWI ETF (ACWI).	November 30, 2020

	In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in ACWI (and those assets used to hedge the currencies in which securities in ACWI are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of ACWI plus 0.03%.	November 30, 2017

iShares Currency Hedged MSCI ACWI ex U.S. ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI ACWI ex U.S. ETF (ACWX).	November 30, 2020

	In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in ACWX (and those assets used to hedge the currencies in which securities in ACWX are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of ACWX plus 0.03%.	November 30, 2017

iShares Currency Hedged MSCI Australia ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Australia ETF (EWA).	December 31, 2020

	In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in EWA (and those assets used to hedge the currencies in which securities in EWA are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of EWA plus 0.03%.	December 31, 2017

iShares Currency Hedged MSCI Canada ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Canada ETF (EWC).	December 31, 2020

	In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in EWC (and those assets used to hedge the currencies in which securities in EWC are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of EWC plus 0.03%.	December 31, 2017

iShares Currency Hedged MSCI EAFE Small Cap ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI EAFE Small-Cap ETF (SCZ).	November 30, 2020

	In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in SCZ (and those assets used to hedge the currencies in which securities in SCZ are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of SCZ plus 0.03%.	November 30, 2017

iShares Currency Hedged MSCI Mexico ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Mexico Capped ETF (EWW).	December 31, 2020

	In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in EWW (and those assets used to hedge the currencies in which securities in EWW are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of EWW plus 0.03%.	December 31, 2017

iShares Currency Hedged MSCI Spain ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Spain Capped ETF (EWP).	December 31, 2020

	In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in EWP (and those assets used to hedge the currencies in which securities in EWP are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of EWP plus 0.03%.	December 31, 2017

iShares Currency Hedged MSCI Switzerland ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Switzerland Capped ETF (EWL).	December 31, 2020

	In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in EWL (and those assets used to hedge the currencies in which securities in EWL are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of EWL plus 0.03%.	December 31, 2017

iShares Currency Hedged MSCI Italy ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Italy Capped ETF (EWI).	December 31, 2020

	In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in EWI (and those assets used to hedge the currencies in which securities in EWI are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of EWI plus 0.03%.	December 31, 2017

	In addition, with respect to the Fund, a reduction in the management of 0.03%.	December 31, 2017

iShares Currency Hedged MSCI South Korea ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI South Korea Capped ETF (EWY).	December 31, 2020

	In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in EWY (and those assets used to hedge the currencies in which securities in EWY are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of EWY plus 0.03%.	December 31, 2017

	In addition, with respect to the Fund, a reduction in the management of 0.03%.	December 31, 2017

iShares Currency Hedged MSCI United Kingdom ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI United Kingdom ETF (EWU).	December 31, 2020

	In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in EWU (and those assets used to hedge the currencies in which securities in EWU are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of EWU plus 0.03%.	December 31, 2017

	In addition, with respect to the Fund, a reduction in the management of 0.03%.	December 31, 2017

iShares Currency Hedged JPX-Nikkei 400 ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares Japan Large-Cap ETF (ITF).	July 31, 2020

	In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in ITF (and those assets used to hedge the currencies in which securities in ITF are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of ITF.	July 31, 2017

iShares Currency Hedged International High Yield Bond ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares International High Yield Bond ETF (HYXU).	February 29, 2020

	In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in HYXU (and those assets used to hedge the currencies in which securities in HYXU are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of HYXU plus 0.03%.	February 28, 2017

iShares Currency Hedged MSCI EAFE Minimum Volatility ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI EAFE Minimum Volatility ETF (EFAV).	November 30, 2020

	In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in EFAV (and those assets used to hedge the currencies in which securities in EFAV are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of EFAV plus 0.03%.	November 30, 2017

iShares Currency Hedged MSCI ACWI Minimum Volatility ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI All Country World Minimum Volatility ETF (ACWV).	December 31, 2020

	With respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments ACWV (and those assets used to hedge the currencies in which securities in ACWV are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of ACWV plus 0.03%.	December 31, 2017

iShares Currency Hedged MSCI Europe Minimum Volatility ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Europe Minimum Volatility ETF (EUMV).	November 30, 2020

	With respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in EUMV (and those assets used to hedge the currencies in which securities in EUMV are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of EUMV plus 0.03%.	November 30, 2017

iShares Currency Hedged MSCI Europe Small-Cap ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Europe Small-Cap ETF (IEUS).	November 30, 2020

	With respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in IEUS (and those assets used to hedge the currencies in which securities in IEUS are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of IEUS plus 0.03%.	November 30, 2017

iShares Adaptive Currency Hedged MSCI EAFE ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.

In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in the iShares MSCI EAFE ETF (EFA) (and those assets used to hedge the currencies in which securities in EFA are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of EFA plus 0.03%.

November 30, 2020

iShares Adaptive Currency Hedged MSCI Eurozone ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Eurozone ETF (EZU).

In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in EZU (and those assets used to hedge the currencies in which securities in EZU are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of EZU plus 0.03%.

December 31, 2020

iShares Adaptive Currency Hedged MSCI Japan ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Japan ETF (EWJ).

In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in EWJ (and those assets used to hedge the currencies in which securities in EWJ are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of EWJ.

December 31, 2020

iShares Yield Optimized Bond ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	February 28, 2019

iShares iBonds Mar 2016 Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2016 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2017 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Mar 2018 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2018 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2019 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Mar 2020 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2020 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2021 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2022 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Mar 2023 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2023 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2024 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2025 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Mar 2016 Corporate ex-Financials ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Mar 2018 Term Corporate ex-Financials ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Mar 2020 Term Corporate ex-Financials ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Mar 2023 Term Corporate ex-Financials ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares MSCI EAFE Minimum Volatility ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.20%.	November 30, 2016

iShares Human Rights ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.19%.	December 31, 2016

iShares Morningstar Multi-Asset Income ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.60%.	November 30, 2016

iShares MSCI ACWI Low Carbon Target ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.20%.	November 30, 2016

iShares GNMA Bond ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies.	February 28, 2019

iShares MSCI Emerging Markets Latin America ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc., advised by BFA, or its affiliates.	December 31, 2018

iShares MSCI Emerging Markets Latin America ETF	With respect to the Fund, any additional portion of its management fee necessary so as not to exceed a net total expense ratio of 0.49%.	December 31, 2018

iShares Core U.S. Aggregate Bond ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	June 30, 2021

iShares Core Short-Term USD Bond ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	February 28, 2019

iShares Core Total USD Bond Market ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	February 28, 2019

iShares FactorSelect MSCI Global ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	November 30, 2020

(all percentages are expressed as a percentage of average daily net assets)

Fund	Advisory Fee Waiver	Last Day of Term
iShares Core Conservative Allocation ETF	0.14%	November 30, 2016
iShares Core Moderate Allocation ETF	0.14%	November 30, 2016
iShares Core Growth Allocation ETF	0.14%	November 30, 2016
iShares Core Aggressive Allocation ETF	0.14%	November 30, 2016

ISHARES TRUST on behalf of each FUND		BLACKROCK FUND ADVISORS

By:	/s/ Jack Gee	By:	/s/ Deepa Damre
	Jack Gee		Deepa Damre
	Chief Financial Officer, iShares Trust		Managing Director

Dated: March 23-24, 2016

[Signature Page to Amended Schedule A of Master Advisory Fee Waiver Agreement]